FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces
Completion of Equity Financing

June 6, 2007

SOURCE: Nord Resources Corporation

TUCSON, Arizona., June 6, 2007 - Mr. Ronald A. Hirsch, Chairman of the Board of Directors of Nord Resources Corporation (“Nord”) (Other OTC: NRDS.PK - News) announced today that Nord has completed an offering of 30,666,700 special warrants of Nord (each a “Special Warrant”) at a price of $0.75 per Special Warrant for aggregate gross proceeds of approximately $23 million. The offering was effected on a private placement basis using a Canadian broker as lead agent on a best efforts basis, subject to a minimum subscription level of $20 million. Each Special Warrant is convertible into one share of Nord’s common stock (each a “Share”) and one-half of one common stock purchase warrant (each a “Warrant”) for no additional consideration. Each Warrant, when issued, will entitle the holder to purchase one additional share of Nord’s common stock (each a “Warrant Share”) for a period of five years following the date of closing of the private placement at a price of $1.10 per share.

Under the terms of the offering, Nord is required to (i) file and obtain a receipt for a Canadian non-offering prospectus to qualify the issuance of the Shares, the Warrants and the Warrant Shares in Canada, and (ii) file a registration statement under the United States Securities Act of 1933 (“1933 Act”) in order to register the resale of the Shares and the Warrant Shares in the United States. The conversion of the Special Warrants into Shares and Warrants is anticipated to take place upon a final receipt being issued for a Canadian prospectus. If Nord fails to obtain a receipt for a final Canadian prospectus and effectiveness of the U.S. registration statement within 180 days following the closing date of the offering, Nord will be liable for a liquidity incentive payment to the investors equal to 1% per month (pro-rated), subject to a maximum liquidity incentive payment equal to an aggregate of 12% of the gross proceeds of the offering.

The proceeds of the financing will be applied to the re-activation of the Company’s Johnson Camp Mine, payment of certain outstanding debt (including related party debt of approximately US$2,950,000), general corporate purposes and the satisfaction of the condition precedent to Nord’s previously announced proposed $25 million credit facility with Nedbank Limited.

The offering of the Special Warrants was completed in the United States pursuant to exemptions from the registration requirements of the 1933 Act and outside of the United States to non-U.S. investors in accordance with Regulation S of the 1933 Act. Neither the Special Warrants, the Shares, the Warrants nor the Warrant Shares have been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

For information contact:

Ronald A. Hirsch, Chairman, (949) 715-6745.

Website: www.nordresources.com

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbour created by such legislation. All statements in this release, other than statements of historical facts, that address future financing, development and mining activities of Nord are forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include: Nord’s ability to obtain a receipt for a final Canadian prospectus and effectiveness of the U.S. registration statement within 180 days following the closing date of the offering of the Special Warrants, if at all; Nord’s ability to conclude the Nedbank credit facility; the market price of copper; the costs and timing to re-activate the Johnson Camp Mine; and general economic, market and business conditions. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord’s business and operations are subject to the risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.